Exhibit 99.1

FOR IMMEDIATE RELEASE

ScanTech AI Systems Strengthens Strategic Leadership to Accelerate Growth and Global Commercial Execution with Appointment of Michael D.P. Cavanaugh to Board of Directors

Atlanta, GA — December 10, 2025 — ScanTech AI Systems Inc. (Nasdaq: STAI) (“ScanTech AI” or the “Company”), a developer of advanced AI-powered security screening and imaging technologies, today announced that Michael D.P. Cavanaugh has been appointed to its Board of Directors, enhancing the Company’s strategic, operational, and governance capabilities as it advances its commercialization and global expansion initiatives. The Board of Directors has determined that Mr. Cavanaugh is an “independent director” under the applicable rules of The Nasdaq Stock Market LLC and the Securities and Exchange Commission and has appointed him to serve on the Audit Committee and the Compensation Committee of the Board.

Mr. Cavanaugh brings more than two decades of executive leadership experience across industrial automation, digital transformation, and global security technology. He currently serves as Chief Executive Officer of KPI Solutions, a leading provider of automation, supply-chain integration, and software-driven operational optimization for enterprise customers. His prior leadership positions at Honeywell, Smiths Group, Safran/Morpho Detection, GE, and Indicor span multibillion-dollar business units covering safety, security, imaging, and advanced inspection technologies — directly aligned with ScanTech AI’s core market segments.

His expertise includes AI-enabled operational platforms, SaaS deployment models, predictive analytics, and scaling technology businesses in highly regulated markets such as aviation, nuclear, corrections, and critical infrastructure.

Dolan Falconer, Chief Executive Officer of ScanTech AI Systems, said:
“We are extremely pleased to welcome Michael to our Board. His deep experience integrating AI-driven solutions into complex industrial and security environments comes at a pivotal time for ScanTech. As we strengthen our governance, expand our commercial footprint, and scale delivery of SENTINEL® CT across global markets, his insight is expected to support our next stage of growth.”

Michael D.P. Cavanaugh commented:
“ScanTech AI is well positioned at the intersection of advanced imaging and artificial intelligence — two technologies reshaping how global industries approach safety, inspection, and operational integrity. I look forward to contributing to the Company’s strategic direction as it advances its technology portfolio, market presence, and long-term value creation.”

Mr. Cavanaugh’s appointment further reinforces ScanTech AI’s momentum following a series of recent strategic and operational achievements, including:

•	Continued expansion in the nuclear and critical-infrastructure sectors, highlighted by strong engagement at the World Nuclear Exhibition (WNE) and successful delivery milestones within our security program for a leading North American nuclear power generation group

•	Growing partnerships such as the newly announced collaboration with unival group to support deployment across Europe, the UAE, and Africa

•	Strengthening of the Company’s financial reporting and governance processes under the oversight of its new independent auditor, Berkowitz Pollack Brant Advisors + CPAs

•	Progress on its Nasdaq re-compliance roadmap and commercial execution strategy

About ScanTech AI Systems Inc.

ScanTech AI Systems Inc. (Nasdaq: STAI) develops AI-driven security screening and imaging technologies used in aviation, logistics, nuclear, corrections, and defense applications. Its SENTINEL® CT platform integrates machine learning and high-resolution imaging to detect and identify threats with precision and speed. For more information, visit www.scantechaisystems.com and investor.scantechais.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations, and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning.

Forward-looking statements in this communication include statements regarding the Company’s leadership initiatives, governance and reporting enhancements, commercial execution strategy, technology deployment plans, market-expansion efforts, and ongoing Nasdaq listing-compliance activities. These statements are based on current assumptions and expectations, including assumptions regarding the Company’s ability to execute on its commercial roadmap, maintain sufficient financial resources, and satisfy Nasdaq’s continued listing requirements. There can be no assurance that the Company will achieve these objectives or continue to maintain compliance with Nasdaq’s listing standards. Numerous risks and uncertainties may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks and uncertainties include, among others: (i) the Company’s ability to maintain compliance with Nasdaq’s continued listing standards and deadlines; (ii) risks related to financial reporting, audit processes, internal controls, and governance enhancements; (iii) delays, shifts, or cancellations in customer programs, including in the nuclear, critical-infrastructure, and security-technology sectors; (iv) the timing, cost, and performance of the Company’s SENTINEL® CT and related technologies, including risks associated with manufacturing, deployment, regulatory approvals, and market adoption; (v) changes in geopolitical, competitive, regulatory, or macroeconomic conditions that affect demand for the Company’s products; and (vi) risks associated with the Company’s capital requirements and access to financing. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. There can be no assurance that the Company’s strategic initiatives, governance enhancements, or commercial plans will be implemented on the timetable or in the manner currently contemplated.

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Actual results and future events could differ materially from those anticipated in such statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Forward-looking statements speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Investor & Media Contacts

DeMeakey Williams, Sr.
Senior Vice President, Sales, Business Development & Investor Relations
ScanTech AI Systems Inc.
Email: dwilliams@scantechais.com
Website: www.scantechaisystems.com

Annabelle Zhang
International Elite Capital Inc.
Email: annabelle@iecapitalusa.com
Tel: +1 (646) 866-7928